UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2008 (April 15, 2008)
ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)
                            (614) 283-6500
(Registrant’s telephone number, including area code)
                                     Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 15, 2008, Abercrombie & Fitch Co. (the “Registrant”) and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management”), entered into a Credit Agreement (the “New Credit Agreement”) among A&F Management, as borrower; the Registrant, as a guarantor; National City Bank, as Global Agent, Swing Line Lender, a Co-Lead Arranger, a Co-Bookrunner, an LC Issuer and a Lender; J.P. Morgan Securities, Inc., as a Co-Lead Arranger, a Co-Bookrunner and Syndication Agent; Fifth Third Bank, as a Documentation Agent and a Lender; The Huntington National Bank, as a Documentation Agent, an LC Issuer and a Lender; National City Bank, Canada Branch, as a Canadian Lender; JPMorgan Chase Bank, N.A., as a Lender; J.P. Morgan Europe Limited, as a Lender; Bank of America, N.A., as a Lender; Citizens Bank of Pennsylvania, as a Lender; Sumitomo Mitsui Banking Corp., as a Lender; US Bank, as a Lender; and PNC Bank, National Association, as a Lender. The New Credit Agreement replaces that certain Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004, which had been due to expire on December 15, 2009 (as amended, the “Original Credit Agreement”).
     Each of National City Bank; Bank of America, N.A.; Fifth Third Bank (Central Ohio); JPMorgan Chase Bank, N.A.; PNC Bank, National Association; and U.S. Bank National Association had been lenders under the Original Credit Agreement. In addition, National City Bank serves as the registrar and transfer agent in respect of the Registrant’s Class A Common Stock. The Lenders provide other banking services not specifically outlined in the New Credit Agreement to the Registrant and its subsidiaries in the ordinary course of their respective business operations.
     The New Credit Agreement represents a syndicated unsecured revolving credit facility under which up to $450 million will initially be available. In addition, during the life of the New Credit Agreement, A&F Management is permitted to make multiple requests for additional credit commitments in an aggregate amount not to exceed $150 million.
     The primary purposes of the New Credit Agreement are for trade and stand-by letters of credit in the ordinary course of business as well as working capital, capital expenditures, acquisitions and investments, and other general corporate purposes. The New Credit Agreement has a maturity date of April 12, 2013. The New Credit Agreement has several borrowing options, including interest rates that are based on (i) a Base Rate, payable quarterly, or (ii) an Adjusted Eurodollar Rate (as defined in the New Credit Agreement) plus a margin based on a Leverage Ratio, payable at the end of the applicable interest period for such borrowing. The Base Rate represents a rate per annum equal to the higher of (a) National City Bank’s then publicly announced prime rate or (b) the Federal Funds Effective Rate (as defined in the New Credit Agreement) as then in effect plus 1/2 of 1%. The Leverage Ratio represents the ratio for the Registrant and its subsidiaries on a consolidated basis of (a) the sum of total debt plus 600% of forward minimum rent commitments to (b) Consolidated EBITDAR (as defined in the New Credit Agreement) for the trailing four-consecutive-fiscal-quarter period. Facility fees payable under the New Credit Agreement are also based on the Leverage Ratio of the Registrant and its subsidiaries on a consolidated basis, and as of April 15, 2008, will accrue on the total lender commitments then in effect at a rate of 0.125% per annum. In addition, a utilization fee is payable under the New Credit Agreement when the Aggregate Credit Facility Exposure (as defined in the New Credit Agreement but excluding trade letters of credit) exceeds 50% of the total lender commitments then in effect, at a rate per annum equal to 0.100% of the Aggregate Credit Facility Exposure for each day when the Aggregate Credit Facility Exposure is at such a level.
     As Swing Line Lender under the New Credit Agreement, National City Bank has also agreed to make Swing Loans (as defined in the New Credit Agreement) to A&F Management from time to time in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swing Loans exceeding $40 million or (ii) the sum of various other credit exposures under the New Credit Agreement exceeding certain specified levels.
     The New Credit Agreement provides that at any time, at the request of A&F Management, any foreign subsidiary of the Registrant organized under the laws of England & Wales, Canada, Switzerland, Japan, the Netherlands or Luxembourg or, with the consent of National City Bank and the other Lenders, any other foreign jurisdiction, may become a foreign subsidiary borrower under the New Credit Agreement (such foreign subsidiary borrowers collectively with A&F Management, the “Borrowers”), provided certain conditions are met. Any such foreign subsidiary borrowers are only liable for their own borrowings and not those of A&F Management or any other foreign subsidiary borrower.
     The terms of the New Credit Agreement provide for customary representations and warranties and affirmative covenants. The New Credit Agreement also contains customary negative covenants providing limitations, subject to negotiated carve-outs, on indebtedness, liens, significant corporate changes including mergers and acquisition transactions with third parties, investments, loans, advances and guarantees in or for the benefit of third parties, hedge agreements, restricted payments (including dividends and stock repurchases), transactions with affiliates, and restrictive agreements, among others. The New Credit Agreement requires that the Leverage Ratio not be greater than 3.75 to 1.00 at any time. The New Credit Agreement also requires that the ratio (the “Coverage Ratio”) for the Registrant and its subsidiaries on a consolidated basis of (i) Consolidated EBITDAR for the trailing four-consecutive-fiscal-quarter period to (ii) the sum of, without duplication, (x) net interest expense for such period, (y) scheduled payments of long-term debt due within twelve months of the date of determination, and (z) the sum of minimum rent and contingent store rent, not be less than 2.00 to 1.00 at any time.
     As of April 15, 2008, there had been no loans made under the Original Credit Agreement. Letters of credit totaling approximately $78.4 million were outstanding under the Original Credit Agreement at April 15, 2008 and were transferred to and remained outstanding under the New Credit Agreement. As of April 17, 2008, no loans had been made under the New Credit Agreement and letters of credit totaling approximately $78.1 million were outstanding. Trade and stand-by letters of credit will continue to be requested by A&F Management in the ordinary course of its business.
     The terms of the New Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Registrant and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrowers and declare any then outstanding loans due and payable immediately.
     The obligations of A&F Management and the other Borrowers under the New Credit Agreement are guaranteed by the Registrant and the Registrant’s direct and indirect domestic subsidiaries other than A&F Management (collectively, the “Domestic Subsidiaries”). On April 15, 2008, the Registrant and the Domestic Subsidiaries entered into a Guaranty of Payment (Domestic Credit Parties) (the “Domestic Guaranty”). In addition to the Domestic Guaranty, pursuant to the terms of the New Credit Agreement itself, A&F Management guaranteed the obligations of all other Borrowers under the New Credit Agreement. In addition, certain specified foreign subsidiaries are required to become guarantors, by entering into a form of Guaranty of Payment (Foreign Subsidiary Guarantor) (the “Foreign Guaranty”), prior to such foreign subsidiary borrowing funds, on an intercompany basis, from any foreign subsidiary borrower so long as (i) such foreign subsidiary becoming a guarantor would not result in adverse tax consequences to the Registrant or any of its subsidiaries, (ii) such foreign subsidiary becoming a guarantor would not constitute an unlawful act of such subsidiary or any of its directors and would not result in a breach of any applicable corporate benefit, financial assistance, fraudulent preference or thin capitalization laws or regulations of any applicable jurisdiction, and (iii) to do so would not violate the Foreign Guaranty Principles (as defined in the New Credit Agreement).
     The foregoing description of the provisions of the New Credit Agreement and the Domestic Guaranty is qualified in its entirety by reference to the full and complete terms of the New Credit Agreement and the Domestic Guaranty, which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The form of Foreign Guaranty is included as
Exhibit C-2 to the New Credit Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
     On April 15, 2008, A&F Management, in connection with entering into the New Credit Agreement discussed in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, executed and delivered to National City Bank, as Administrative Agent, a notice of termination in respect of the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004 (as amended, “Original Credit Agreement”), among A&F Management, as Borrower; the Registrant, as Guarantor; National City Bank; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; The Bank of New York; Fifth Third Bank (Central Ohio); The Huntington National Bank; LaSalle Bank National Association; PNC Bank, National Association; The Norinchukin Bank; and U.S. Bank National Association, as Lenders; National City Bank, as Administrative Agent; JPMorgan Chase Bank, N.A., as Syndication Agent; and National City Bank and J.P. Morgan Securities Inc., as Co-Lead Arrangers and Joint Bookrunners. Pursuant to the notice of termination, A&F Management gave notice that effective as of the time the New Credit Agreement became effective, A&F Management would permanently reduce and terminate in whole the Commitments (as defined in the Original Credit Agreement) and repay the outstanding balance of all Loans (as defined in the Original Credit Agreement), if any, and that existing letters of credit would be transferred to the New Credit Agreement.

     The foregoing description of the notice of termination is qualified in its entirety by reference to the full and complete terms of the notice of termination, which is included as Exhibit 4.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the New Credit Agreement by the Registrant and the Borrowers and the Domestic Guaranty by the Registrant and the Domestic Subsidiaries, which are included as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) through (c)      Not Applicable
(d) Exhibits:
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Credit Agreement, entered into as of April 15, 2008, among Abercrombie & Fitch Management Co.; the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) from time to time party to the Credit Agreement; Abercrombie & Fitch Co.; the Lenders (as defined in the Credit Agreement) from time to time party to the Credit Agreement; National City Bank, as a co-lead arranger, a co-bookrunner and global administrative agent, as the Swing Line Lender and an LC Issuer; J.P. Morgan Securities, Inc., as a co-leader arranger, a co-bookrunner and as syndication agent; and each of Fifth Third Bank and Huntington National Bank, as a documentation agent

Exhibit No.	Description
4.2	Guaranty of Payment (Domestic Credit Parties), dated as of April 15, 2008, among Abercrombie & Fitch Co.; each direct and indirect Domestic Subsidiary (as defined in the Guaranty of Payment) of Abercrombie & Fitch Co. other than Abercrombie & Fitch Management Co.; and National City Bank, as global administrative agent

4.3	Notice of Termination, dated April 15, 2008, from Abercrombie & Fitch Management Co. to National City Bank, as Administrative Agent, in respect of Amended and Restated Credit Agreement, dated as of December 15, 2004, among Abercrombie & Fitch Management Co., the various financial institutions party thereto and National City Bank, as Administrative Agent
[Reminder of page intentionally left blank; signature on following page]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: April 18, 2008	By:	/s/ Michael W. Kramer
Michael W. Kramer
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated April 18, 2008
Abercrombie & Fitch Co.

Exhibit No.	Description
4.1	Credit Agreement, entered into as of April 15, 2008, among Abercrombie & Fitch Management Co.; the Foreign Subsidiary Borrowers (as defined in the Credit Agreement) from time to time party to the Credit Agreement; Abercrombie & Fitch Co.; the Lenders (as defined in the Credit Agreement) from time to time party to the Credit Agreement; National City Bank, as a co-lead arranger, a co-bookrunner and global administrative agent, as the Swing Line Lender and an LC Issuer; J.P. Morgan Securities, Inc., as a co-leader arranger, a co-bookrunner and as syndication agent; and each of Fifth Third Bank and Huntington National Bank, as a documentation agent

4.2	Guaranty of Payment (Domestic Credit Parties), dated as of April 15, 2008, among Abercrombie & Fitch Co.; each direct and indirect Domestic Subsidiary (as defined in the Guaranty of Payment) of Abercrombie & Fitch Co. other than Abercrombie & Fitch Management Co.; and National City Bank, as global administrative agent

4.3	Notice of Termination, dated April 15, 2008, from Abercrombie & Fitch Management Co. to National City Bank, as Administrative Agent, in respect of Amended and Restated Credit Agreement, dated as of December 15, 2004, among Abercrombie & Fitch Management Co., the various financial institutions party thereto and National City Bank, as Administrative Agent